Explanatory Note

Winc, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.

PART III

EXHIBITS

2.1 Seventh Amended and Restated Certificate of Incorporation (1)

2.2 Form of Eighth Amended and Restated Certificate of Incorporation *

2.3 Bylaws (2)

2.4 Second Amendment to Amended and Restated Bylaws (3)

3.1 Form of Sixth Amended and Restated Voting Agreement *

3.2 Form of Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement *

3.3 Form of Sixth Amended and Restated Investors’ Rights Agreement *

4 Form of subscription agreement *

6.1 Loan and Security Agreement with Western Alliance Bank  (4)

6.2 Loan and Security Agreement with Multiplier Capital (5)

6.3 Loan and Security Modification Agreement with Western Alliance Bank (6)

6.4 Loan and Security Modification Agreement dated October 31, 2019 with Western Alliance Bank (7)

6.5 Broker-Dealer Agreement with Dalmore Group, LLC. *

6.6 Loan and Security Modification Agreements dated March 24, 2020 and April 13, 2020 with Western Alliance Bank (8)

6.7 Pay-off letter from Western Alliance Bank *

8 Form of Escrow Services Agreement with Prime Trust, LLC *

11 Consent of Squar Milner LLP *

12 Opinion of CrowdCheck Law LLP

*Previously filed

(1) Filed as an exhibit to the Winc, Inc. Current Report on Form 1-U dated December 18, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000110465919073676/tm1926345d1_ex2-1.htm

(2) Filed as an exhibit to the Winc, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11050) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000114420419036465/tv525510_ex2-3.htm

(3) Filed as an exhibit to the Winc, Inc. Current Report on Form 1-U dated December 18, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000110465919073676/tm1926345d1_ex2-3.htm

(4) Filed as an exhibit to the Winc, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-11050) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000114420419043857/tv528748_ex6-1.htm

(5) Filed as an exhibit to the Winc, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11050) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000114420419036465/tv525510_ex6-2.htm

(6) Filed as an exhibit to the Winc, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-11050) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000114420419043857/tv528748_ex6-3.htm

(7) Filed as an exhibit to the Winc, Inc. Current Report on Form 1-U dated December 18, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1782627/000110465919073676/tm1926345d1_ex6-4.htm

(8) Filed as an exhibit to the Winc, Inc. Annual Report on Form 1-K dated April 29, 2020 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1782627/000110465920052835/tm2016942d1_ex6-6.htm

SIGNATURES

Pursuant to the requirements of Regulation A,  the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement  to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on August 4, 2020.

Winc, Inc.

/s/ Geoffrey McFarlane
By Geoffrey McFarlane, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Geoffrey McFarlane
By Geoffrey McFarlane, Chief Executive Officer and Director
Date: August 4, 2020

/s/ Carol Brault
By Carol Brault, VP, Finance and Principal Accounting Officer
Date: August 4, 2020

/s/ Brian Smith
By Brian Smith, Director
Date: August 4, 2020

/s/ Laura Joukovski
By Laura Joukovski, Director
Date: August 4, 2020

/s/ Kent Bennett
By Kent Bennett, Director
Date: August 4, 2020

/s/ Xiangwei Weng
By Xiangwei Weng, Director
Date: August 4, 2020

/s/ Shuhei Ohashi
By Shuhei Ohashi, Director
Date: August 4, 2020

/s/ Patrick DeLong
By Patrick DeLong, Director
Date: August 4, 2020